UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 30, 2013

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2013, Dr. Ruggero Maria Santilli notified MagneGas Corporation (the “Company”) that he would resign from his positions as Chairman of the board of directors of the Company (the “Board”) and Chief Scientist, effective immediately.  Dr. Santilli’s resignation was not as a result of any disagreements with us and he will remain as a special consultant to the Company.

On April 30, 2013, the Board unanimously appointed Robert L. Dingess, William W. Staunton III, and Joe C. Stone (the “New Directors”) as members of the Board, increasing the number of members of the Board from seven to nine.  Each of the New Directors will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company’s bylaws. Mr. Dingess has been appointed as Interim Chairman of the Company.

The Board has determined that each of Messrs. Dingess, Staunton III and Stone qualify as independent in accordance with the rules set forth by Rule 5605 of the Nasdaq Listing Requirements. The Company now has a majority of independent directors on its Board.

Mr. Robert L. Dingess, 67, has been the Chief Executive Officer of Ideal Management Services, Inc., d/b/a Ideal Image Central Florida, a laser hair removal company, since April, 2004. From 1992 to 2002, Mr. Dingess served as the Chief Executive and owner of Dingess & Associates, Inc., a healthcare consulting and management company.  From 1986 to 1992, Mr. Dingess was a partner in Ernst & Young’s Southeast Region Healthcare Operations Business Officer Practice, where he advised over 200 healthcare clients.  Mr. Dingess holds a Master of Business Administration from Virginia Commonwealth University and a Bachelor of Business Administration from Marshall University.

Mr. Dingess’s extensive experience in managing franchise operations, advising companies and more than twenty-five years of executive management give him the qualifications and skills to serve as a director of our Company.

Mr. William W. Staunton III, 65, has been the President of Accel–RF Corporation, a provider of RF Reliability Test Systems for compound semiconductor devices since 2012.  In 2011, Mr. Staunton founded Kokua Executives, LLC, which provides guidance and interim executive level-leadership to companies.  From 2000 to 2011, Mr. Staunton served as the Chief Executive Officer and a Director of Ramtron International Corporation, which designs, develops and markets specialized semiconductor memory, microcontroller, and integrated semiconductor solutions.  From March 1999 until December 2000, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications. Previously, Mr. Staunton was executive vice president of Valor Electronics Inc. from April 1996 until February 1999.  Mr. Staunton holds a Bachelor of Science degree in electrical engineering from Utah State University.

Mr. Staunton's extensive experience in the semi-conductor industry, with specific background in Military and Space Contracting, give him the qualifications and skills to serve as a director of our Company.

Mr. Joe C. Stone, 46, has been a partner at Pace Petroleum, LLC since 2006, a private oil and natural gas company. From 2000 to 2006, Mr. Stone was a Senior Vice President of Global Mergers and Acquisitions at the financial services firm of Lehman Brothers.  From 1996 until 2000, Mr. Stone was a Vice President in Investment Banking at Deutsche Banc Alex. Brown.  Additionally, Mr. Stone was a Manager in Audit and Business Advisory Services at Price Waterhouse from 1991 until 1996.  Mr. Stone holds a Master of Business Administration from McCombs School of Business, University of Texas, and a Bachelor of Business Administration in accounting from Baylor University.

Mr. Stone’s experience in the oil and gas industry gives him the qualifications and skills to serve as a director of our Company.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and the New Directors.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

As independent directors, the New Directors will receive the director compensation paid to non-employee directors as disclosed on our Annual Report on Form 10-K, filed on April 1, 2013.

Item 8.01.	Other Events.

New Chief Scientist

On April 30, 2013, the Company hired Dr. Yun Yang as its new Chief Scientist. Dr. Yang is one of the world’s leading experts in Plasma Technology and has worked with Dr. Santilli since 2012. He was a Senior Research Engineer at Atlantic Hydrogen, Inc., which develops ways to reduce greenhouse gas emissions connected to natural gas production, from 2005 until 2012.  From 2002 until 2004, Dr. Yang was a Post Doctoral and Research Associate at Wolfson School of Mechanical and Manufacture Engineering at Loughborough University.  From 1993 to 1998, Dr. Yang was a Research Fellow at Institute of Mechanics at the Chinese Academy of Sciences.  Dr. Yang holds a Ph.D in experimental Plasma Physics from Ernst-Moritz-Arndt University, a Master of Mathematics and Mechanics in Engineering from Beijing Science & Technology University, and a Bachelor of Science in Physics from Yunnan University.

Press Release

On May 2, 2013, the Company issued a press release announcing resignation of Dr. Santilli, the appointment of the New Directors and the hiring of Dr. Yang.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: May 2, 2013	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer